UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

___________

Filed by the Registrant ☒ Filed by a party other than the Registrant ☐

Check the appropriate box:

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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Under §240.14a-12

Terns Pharmaceuticals, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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No fee required.
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Fee paid previously with preliminary materials.
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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Terns Pharmaceuticals, Inc.

Dear Stockholder:

I am pleased to invite you to attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Terns Pharmaceuticals, Inc. (“Terns”), which will be held online at www.meetnow.global/TERN2023, on June 12, 2023 at 9:00 a.m. Pacific Time.

The attached Notice of Annual Meeting of Stockholders and Proxy Statement contain details of the business to be conducted at the Annual Meeting.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly vote and submit your proxy via the internet, by phone or by mail. If you decide to attend the Annual Meeting, you will be able to vote electronically or via phone using the control number on your proxy card, even if you have previously submitted your proxy.

On behalf of the Board of Directors, I would like to express our appreciation for your interest in Terns.

Sincerely,

/s/ Senthil Sundaram

Senthil Sundaram
Chief Executive Officer and Director

TERNS PHARMACEUTICALS, INC.
1065 East Hillsdale Blvd., Suite 100
Foster City, CA 94404

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 12, 2023

To the Stockholders of Terns Pharmaceuticals, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Terns Pharmaceuticals, Inc., a Delaware corporation (the “Company”), will be held on June 12, 2023, at 9:00 a.m. Pacific Time. The Annual Meeting will be held entirely online to allow greater participation and improved communication and provide cost savings for our stockholders and the Company. You will be able to attend and participate in the Annual Meeting online by visiting www.meetnow.global/TERN2023, where you will be able to listen to the meeting live, submit questions and vote. The Annual Meeting will be held for the following purposes:

(1)
To elect three Class II directors to hold office until the 2026 annual meeting of stockholders or until their successors are elected and qualified;
(2)
To ratify the selection, by the audit committee of the Company’s board of directors, of Ernst & Young LLP, as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2023; and
(3)
To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders. The Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2022 can be accessed at the following website: www.envisionreports.com/TERN. Only stockholders who owned common stock of the Company at the close of business on April 18, 2023 (the “Record Date”) can vote at this meeting or any adjournments that take place.

The board of directors recommends that you vote:

FOR the election of the director nominees named in Proposal No. 1 of the Proxy Statement; and

FOR the ratification of the appointment of Ernst & Young LLP, as the independent registered public accounting firm, as described in Proposal No. 2 of the Proxy Statement.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE, WE ENCOURAGE YOU TO READ THE ACCOMPANYING PROXY STATEMENT AND OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2022, AND SUBMIT YOUR PROXY AS SOON AS POSSIBLE USING ONE OF THE THREE CONVENIENT VOTING METHODS DESCRIBED IN THE “INFORMATION ABOUT THE PROXY PROCESS AND VOTING” SECTION IN THE PROXY STATEMENT. IF YOU RECEIVE MORE THAN ONE SET OF PROXY MATERIALS OR NOTICE OF INTERNET AVAILABILITY BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY SHOULD BE SIGNED AND SUBMITTED TO ENSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

By Order of the Board of Directors

/s/ Senthil Sundaram

Senthil Sundaram

Chief Executive Officer and Director

Foster City, California

April 28, 2023

TERNS PHARMACEUTICALS, INC.
1065 East Hillsdale Blvd., Suite 100
Foster City, CA 94404

PROXY STATEMENT

FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON

JUNE 12, 2023

We have sent you this Proxy Statement and the enclosed Proxy Card because the board of directors of Terns Pharmaceuticals, Inc. (referred to herein as the “Company,” “Terns,” “we,” “us” or “our”) is soliciting your proxy to vote at our 2023 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Monday, June 12, 2023, at 9:00 a.m. Pacific Time. The Annual Meeting can be accessed by visiting www.meetnow.global/TERN2023, where you will be able to listen to the meeting live, submit questions and vote online.

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This Proxy Statement summarizes information about the proposals to be considered at the Annual Meeting and other information you may find useful in determining how to vote.
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The Proxy Card is the means by which you actually authorize another person to vote your shares in accordance with your instructions.

In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, e-mail and personal interviews. We may retain outside consultants to solicit proxies on our behalf as well. All costs of solicitation of proxies will be borne by us. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

Pursuant to the rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our Annual Meeting materials, which include this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2022 (the “Form 10-K”), over the internet in lieu of mailing printed copies. The Proxy Statement and the Form 10-K can be accessed at the following website: www.envisionreports.com/TERN. We will begin mailing the Notice of Internet Availability to our stockholders of record as of April 18, 2023 (the “Record Date”) for the first time on or about May 2, 2023. The Notice of Internet Availability will contain instructions on how to access and review the Annual Meeting materials and will also contain instructions on how to request a printed copy of the Annual Meeting materials. In addition, we have provided brokers, dealers, banks, voting trustees and their nominees, at our expense, with additional copies of our proxy materials and the Form 10-K so that our record holders can supply these materials to the beneficial owners of shares of our common stock as of the Record Date. The Form 10-K is also available in the “Investors & Media – SEC Filings” section of our website at www.ternspharma.com.

The only outstanding voting securities of Terns are shares of common stock, $0.0001 par value per share (the “common stock”), of which there were 56,675,289 shares outstanding as of the Record Date (excluding any treasury shares). The holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote, present in attendance online or represented by proxy, are required to hold the Annual Meeting.

INFORMATION ABOUT THE PROXY PROCESS AND VOTING

Why am I receiving these materials?

We have made this Proxy Statement and Proxy Card available to you on the internet or, upon your request, have delivered printed proxy materials to you, because the board of directors is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting online to vote on the proposals described in this Proxy Statement. However, you are not required to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the Proxy Card, or follow the instructions below to submit your proxy over the telephone or on the internet.

This Proxy Statement, the Notice of Internet Availability, the Notice of Annual Meeting and accompanying Proxy Card will be first made available for access by our stockholders on or about May 2, 2023 to all stockholders of record entitled to vote at the Annual Meeting.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 56,675,289 shares of common stock issued and outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If, on the Record Date, your shares were registered directly in your name with the transfer agent for our common stock, Computershare, Inc., then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting by attending the Annual Meeting online and following the instructions posted at www.meetnow.global/TERN2023 or you may vote by proxy. Whether or not you plan to attend the Annual Meeting online, we encourage you to fill out and return the Proxy Card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If, on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting online at www.meetnow.global/TERN2023. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting by attending the Annual Meeting online unless you request and obtain a valid Proxy Card from your broker or other agent.

What am I being asked to vote on?

You are being asked to vote on two proposals:

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Proposal 1—the election of three Class II directors to hold office until our 2026 annual meeting of stockholders; and
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Proposal 2—the ratification of the selection, by the audit committee of our board of directors, of Ernst & Young LLP, as our independent registered public accounting firm for the fiscal year ending December 31, 2023

In addition, you are entitled to vote on any other matters that are properly brought before the Annual Meeting.

How do I attend the Virtual Annual Meeting?

This year’s Annual Meeting will be held entirely online to allow greater participation and improved communication and provide cost savings for our stockholders and the Company. Stockholders of record as of April 18, 2023 will be able to attend and participate in the Annual Meeting online by accessing www.meetnow.global/TERN2023. To join the Annual Meeting, you will need to have your 15-digit control number which is included on your Notice of Internet Availability of Proxy Materials and your proxy card.

The live audio webcast of the Annual Meeting will begin promptly at 9:00 a.m. Pacific Time. We encourage our stockholders to access the meeting in advance of the designated start time.

Even if you plan to attend the Annual Meeting online, we recommend that you also vote by proxy as described herein so that your vote will be counted if you decide not to attend the Annual Meeting.

How do I register to attend the Annual Meeting virtually on the internet?

If you are a registered shareholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually on the internet. Please follow the instructions on the notice or proxy card that you received. If you hold your shares through an intermediary, such as a bank or broker, you must register in advance to attend the Annual Meeting virtually on the Internet.

To register to attend the Annual Meeting online by webcast you must submit proof of your proxy power (legal proxy) reflecting your Terns Pharmaceuticals, Inc. holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on June 7, 2023.

You will receive a confirmation of your registration by email after we receive your registration materials.

Requests for registration should be directed to us at the following:

By email:

Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

By mail:

Computershare

Terns Pharmaceuticals, Inc. Legal Proxy

P.O. Box 43001

Providence, RI 02940-3001

How do I vote?

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For Proposal 1, you may either vote “For” all the nominees to the Board or you may “Withhold” your vote from any nominee you specify.
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For Proposal 2, you may either vote “For” or “Against” or abstain from voting.

Please note that by casting your vote by proxy you are authorizing the individuals listed on the Proxy Card to vote your shares in accordance with your instructions and in their discretion with respect to any other matter that properly comes before the Annual Meeting or any adjournments or postponements thereof.

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote at the Annual Meeting. Alternatively, you may vote by proxy by using the accompanying Proxy Card, over the internet or by telephone. Whether or not you plan to attend the Annual Meeting online, we encourage you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the Annual Meeting, you may still attend the Annual Meeting and vote online. In such case, your previously submitted proxy will be disregarded.

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To vote at the Annual Meeting, attend the Annual Meeting online and vote your shares at www.meetnow.global/TERN2023 during the Annual Meeting by following the instructions on the site. You will need the 15-digit control number which appears on the accompanying Proxy Card and the instructions that accompanied these proxy materials. For additional details, please see “How do I attend the Virtual Annual Meeting?”.
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To vote using the Proxy Card, simply complete, sign and date the accompanying Proxy Card and return it promptly in the envelope provided. If you return your signed Proxy Card before the Annual Meeting, we will vote your shares in accordance with the Proxy Card.
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To vote by proxy over the internet, you may vote by going online to www.envisionreports.com/TERN and following the instructions provided on the Notice of Internet Availability.
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To vote by telephone, you may vote by proxy by calling toll-free 1-800-652-VOTE (8683) and following the instructions provided on the Notice of Internet Availability.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the voting instruction card to ensure that your vote is counted. To vote at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

We provide internet proxy voting to allow you to vote your shares online before the Annual Meeting takes place, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

Who counts the votes?

We have engaged Computershare Limited (“Computershare”) as our independent agent to tabulate stockholder votes, or Inspector of Election. If you are a stockholder of record, your executed Proxy Card is returned directly to Computershare for tabulation. As noted above, if you hold your shares through a broker, your broker returns one Proxy Card to Computershare on behalf of all its clients.

How are votes counted?

With respect to the election of directors (Proposal 1), you may vote “for” or “withhold” authority to vote for each of the nominees for the board of directors. If you “withhold” authority to vote with respect to one or more director nominees, your vote will have no effect on the election of such nominees. Broker non-votes will have no effect on the election of the nominees.

With respect to the ratification of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2023 (Proposal 2), you may vote “for,” “against” or “abstain.” If you “abstain” from voting with respect to this proposal, your vote will have the same effect as a vote “against” the proposal. As explained below, broker non-votes will have no effect on the vote for this proposal.

Votes will be counted by the Inspector of Election appointed for the Annual Meeting, who will separately count “For” votes for all proposals, and, with respect to Proposal 2, “Against” votes, abstentions and broker non-votes. In addition, with respect to the election of directors (Proposal 1), the Inspector of Election will count the number of “Withheld” votes and broker non-votes received. If your shares are held by your broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, we expect that your broker may vote your shares with respect to certain discretionary items, but not with respect to certain nondiscretionary items. See below for more information regarding: “What are “broker non-votes”?” and “Which ballot measures are expected to be “discretionary” or “nondiscretionary”?”

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “nondiscretionary.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be “discretionary,” but not with respect to “nondiscretionary” matters. In the event that a broker, bank, custodian, nominee or other record holder of common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.

Which ballot measures are expected to be “discretionary” or “nondiscretionary”?

The election of directors (Proposal 1) is expected to be considered nondiscretionary under applicable rules. A broker or other nominee cannot vote without instructions on nondiscretionary matters, and therefore there may be broker non-votes on Proposal 1. The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2023 (Proposal 2) is expected to be considered discretionary under applicable rules. A broker or other nominee may generally vote on discretionary matters.

How many votes are needed to approve the proposal?

Election of Directors (Proposal 1)—Directors shall be elected by a plurality of the votes cast (meaning that the three director nominees who receive the highest number of shares voted “For” their election will be elected). “Withhold” votes and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the election of the nominees.

Ratification of Independent Registered Public Accounting Firm (Proposal 2)—The ratification of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2023 requires the affirmative vote of the majority of the votes cast affirmatively or negatively (meaning the number of shares voted “for” the proposal must exceed the number of shares voted “against” the proposal). Abstentions and broker non-votes are not considered votes cast for the foregoing purpose and will have no effect on the vote for this proposal.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.

What if I return a Proxy Card but do not make specific choices?

If we receive a signed and dated Proxy Card and the Proxy Card does not specify how your shares are to be voted, your shares will be voted as follows:

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“For” the election of each of the three nominees for director; and
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“For” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your Proxy Card) will vote your shares in his or her discretion.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of materials?

If you receive more than one set of materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must either sign and return all of the Proxy Cards or follow the instructions for any alternative voting procedure on each of the Proxy Cards.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of four ways:

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You may submit another properly completed proxy, bearing a date later than the date of the original proxy.
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You may send a written notice, bearing a date later than the date of the original proxy, that you are revoking your proxy to our Corporate Secretary at 1065 East Hillsdale Boulevard, Suite 100, Foster City, CA 94404.
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You may transmit a subsequent vote over the internet or by telephone prior to the close of the internet voting facility or the telephone voting facility.
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You may attend the Annual Meeting online and vote by following the instructions at www.meetnow.global/TERN2023. Simply attending the Annual Meeting online will not, by itself, revoke your proxy.

If your shares are held in “street name” by your broker, bank or other agent, you should follow the instructions provided by them to change your vote.

Is technical assistance provided before and during the Annual Meeting?

The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Please note that Internet Explorer is not a supported browser. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. For further assistance should you need it you may call 1-888-724-2416.

When are stockholder proposals due for next year’s Annual Meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 29, 2023, to our Corporate Secretary at 1065 East Hillsdale Boulevard, Suite 100, Foster City, California 94404; provided that if the date of the annual meeting is more than 30 days from June 12, 2024, the deadline is a reasonable time before we begin to print and send our proxy materials for next year’s annual meeting. Pursuant to the bylaws, in order for a stockholder to present a proposal for next year’s annual meeting, other than proposals to be included in the proxy statement as described above, or to nominate a director, you must do so between February 13, 2024 and March 14, 2024; provided that if the date of that annual meeting is more than 30 days before or more than 60 days after June 12, 2024, you must give notice not later than the 90th day prior to the annual meeting date or, if later, the 10th day following the day on which public disclosure of the annual meeting date is first made. You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote are present in attendance online or represented by proxy at the Annual Meeting. On the Record Date, there were 56,675,289 shares outstanding and entitled to vote. Accordingly, 28,337,645 shares must be represented by stockholders present at the Annual Meeting online or by proxy to have a quorum.

Your shares will be counted toward the quorum only if you submit a valid proxy or vote at the Annual Meeting. Abstentions and “Withhold” votes will be counted toward the quorum requirement. If there is no quorum, either the chair of the Annual Meeting or a majority in voting power of the stockholders entitled to vote at the Annual Meeting, in attendance online or represented by proxy, may adjourn the Annual Meeting to another time or place.

How can I find out the results of the voting at the Annual Meeting?

Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.

Implications of being an “emerging growth company.”

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements. These reduced reporting requirements include reduced disclosure about our executive compensation arrangements and no non-binding advisory votes on executive compensation. We will remain an emerging growth company until the earlier of:

(1)
(a) December 31, 2026, (b) the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion, or (c) the last day of the fiscal year in which we are deemed to be a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, which means that the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of prior June 30, and
(2)
the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Our board of directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a staggered, three-year term. Unless the board of directors determines that vacancies (including vacancies created by increases in the number of directors) shall be filled by the stockholders, and except as otherwise provided by law, vacancies on the board of directors may be filled only by the affirmative vote of a majority of the remaining directors. A director elected by the board of directors to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified.

The board of directors currently consists of eight seated directors, divided into the three following classes:

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Class I directors: Carl Gordon, Hongbo Lu and Ann Taylor, whose current terms will expire at the annual meeting of stockholders to be held in 2025;
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Class II directors: David Fellows, Jill Quigley and Radhika Tripuraneni, whose current terms will expire at the Annual Meeting; and
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Class III directors: Jeffrey Kindler and Senthil Sundaram, whose current terms will expire at the annual meeting of stockholders to be held in 2024.

At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third subsequent annual meeting of stockholders.

David Fellows, Jill Quigley and Radhika Tripuraneni have been nominated to serve as Class II directors and have each consented to stand for reelection. Each director to be elected will hold office from the date of their election by the stockholders until the third subsequent annual meeting of stockholders or until his or her successor is elected and has been qualified, or until such director’s earlier death, resignation or removal.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the board of directors may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. Directors are elected by a plurality of the votes cast at the meeting.

The following table sets forth, for the Class II nominees (who are currently standing for re-election) and for our other current directors who will continue in office after the Annual Meeting, information with respect to their ages as of April 18, 2023 and position/office held within the Company:

Name	Age	Position/Office Held With the Company	Director Since
Class II Directors whose terms expire at the Annual Meeting
David Fellows(1)(2)	66	Chairman of the Board	2020
Jill Quigley, Esq.(2)(3)	48	Director	2020
Radhika Tripuraneni, M.D., M.P.H.(3)	43	Director	2022
Class III Directors whose terms expire at the 2024 Annual Meeting of Stockholders
Jeffrey Kindler, Esq.(1)	67	Director	2020
Senthil Sundaram	44	Chief Executive Officer and Director	2020
Class I Directors whose terms expire at the 2025 Annual Meeting of Stockholders
Carl Gordon, Ph.D., C.F.A.(2)	58	Director	2018
Hongbo Lu, Ph.D.(1)	52	Director	2020
Ann Taylor, M.D.(3)	66	Director	2021

(1)
Member of the compensation committee.
(2)
Member of the nominating and corporate governance committee.
(3)
Member of the audit committee.

Set forth below is biographical information for the nominees and each person whose term of office as a director will continue after the Annual Meeting. The following includes certain information regarding our directors’ individual experience, qualifications, attributes and skills that led the board of directors to conclude that they should serve as directors.

Nominees for Election to a Three-Year Term Expiring at the Annual Meeting

David Fellows has served as a member of our board of directors since December 2020 and as chairman of our board of directors since February 2021. Mr. Fellows has been the Chief Executive Officer of Applied Genetic Technologies Corporation (AGTC), a private biopharmaceutical company, since November 2022. Previously, Mr. Fellows served as the Chief Executive Officer and board member of Nightstar Therapeutics plc, a publicly-traded biotechnology company, from January 2015, and as a member of its board of directors from September 2017, until its acquisition by Biogen Inc., a publicly-traded biotechnology company, in July 2019. Before that, he served as the Vice President of Vision Care at Johnson & Johnson, from September 2005 to December 2014. Mr. Fellows serves on the boards of directors of AGTC, Jaguar Gene Therapy and Oxular Ltd. and served on the board of directors of Gyroscope Therapeutics until its acquisition by Novartis in January 2022. Mr. Fellows has also served on the board of the non-profit Glaucoma Foundation since May 2006. Mr. Fellows received his undergraduate degree in Psychology from Butler University. We believe Mr. Fellows is qualified to serve on our board of directors due to his extensive experience as an executive of companies in the biopharmaceutical industry.

Jill Quigley, Esq. has served as a member of our board of directors since December 2020. Ms. Quigley served as the Chief Operating Officer of Passage Bio, a publicly-traded biopharmaceutical company, from November 2018 to December 2021. Previously, she served as the Interim Chief Executive Officer and General Counsel of Nutrinia, Inc., from January 2016 to November 2018. From July 2012 to January 2016, Ms. Quigley served in various roles at Shire plc, most recently as Senior Legal Counsel. Ms. Quigley serves on the board of directors of Chemomab Therapeutics Ltd., a publicly-traded biotechnology company. Ms. Quigley received her undergraduate degree in Communications, Legal Institutions, Economics & Governance (CLEG) from American University and J.D. from Rutgers School of Law. We believe Ms. Quigley is qualified to serve on our board of directors due to her extensive experience as an executive and director of companies in the biopharmaceutical industry.

Radhika Tripuraneni, M.D., M.P.H., has served as a member of our board of directors since July 2022. Beginning April 2018, Dr. Tripuraneni held increasing roles of responsibility at Prothena Corporation plc, a publicly-traded biotechnology company, most recently serving as Prothena’s Chief Development Officer from December 2018 until September 2022. Prior to joining Prothena, Dr. Tripuraneni was Vice President, Medical Affairs and Chief of Staff to the Chief Medical Officer of MyoKardia Inc. She was Vice President, Medical Affairs at Synageva BioPharma Corp. and then Alexion Pharmaceuticals Inc., which acquired Synageva. Earlier in her career, Dr. Tripuraneni held various medical director and business development positions at Gilead Sciences, Inc. and Genzyme Corporation, and worked at Summer Street Research Partners, a healthcare equity research firm. Dr. Tripuraneni earned her Bachelor’s degrees in business administration and liberal arts and her M.D. from the University of Missouri, and her Master’s in Public Health from Harvard University. She did her clinical training in general surgery at Harvard - Beth Israel Deaconess Medical Center. We believe Dr. Tripuraneni is qualified to serve on our board of directors due to her extensive experience as an executive of companies in the biopharmaceutical industry.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
THE ELECTION OF EACH NAMED NOMINEE.

Directors Continuing in Office Until the 2024 Annual Meeting of Stockholders

Jeffrey Kindler, Esq. has served as a member of our board of directors since December 2020. Mr. Kindler has served as an operating partner of ARTIS Ventures, a venture investment firm, since January 2020, Senior Advisor to Blackstone, an investment firm, since June 2020, and as the Chief Executive Officer of Centrexion Therapeutics, a private biopharmaceutical company, since October 2013. Mr. Kindler has served on the board of directors of Perrigo Company plc since February 2017 and Precigen, Inc. since November 2011, all publicly-traded companies. Mr. Kindler previously served on the board of vTv Therapeutics Inc., a publicly-traded biotechnology company, from July 2015 to December 2020, PPD, Inc. from March 2012 until its acquisition by Thermo Fisher Scientific, Inc. in December 2021, and SIGA Technologies, Inc., a publicly-traded pharmaceutical company, from March 2013 to June 2020. Mr. Kindler received his undergraduate degree from Tufts University and J.D. from Harvard University. We believe Mr. Kindler is qualified to serve on our board of directors due to his extensive experience as an executive and director of companies in the biopharmaceutical industry.

Senthil Sundaram has served as a member of our board of directors and as our Chief Executive Officer since July 2020. Previously, he served as the Chief Financial Officer of Nightstar Therapeutics, plc, a publicly‑traded biotechnology company, from April 2017 until its acquisition by Biogen Inc. in June 2019. From February 2013 to March 2017, Mr. Sundaram served in roles of increasing responsibility at Intercept Pharmaceuticals, Inc., a publicly-traded biotechnology company, most recently as the Head of Business Development. He previously served on the board of directors of Sio Gene Therapies, Inc. (formerly Axovant Gene Therapies Ltd.), a publicly-traded biotechnology company, from July 2019 until April 2023 and on the board of directors of Social Capital Suvretta Holdings Corp. I, a publicly‑traded special purpose acquisition company, from September 2021 until August 2022. Mr. Sundaram is also the founder and a director of the Peritoneal Cancer Foundation, a nonprofit organization dedicated to advancing research for peritoneal cancers. Mr. Sundaram received his undergraduate degrees in Computer Engineering and Economics from Brown University. We believe Mr. Sundaram is qualified to serve on our board of directors due to his extensive experience as an executive and director of public companies in the biotechnology industry.

Directors Continuing in Office Until the 2025 Annual Meeting of Stockholders

Carl Gordon, Ph.D., CFA has served as a member of our board of directors since October 2018. Dr. Gordon is a founding member, Managing Partner, and Co-Head of Global Private Equity at OrbiMed Advisors LLC, an investment firm. Dr. Gordon currently serves on the boards of directors of Adicet Bio, Inc., Compass Therapeutics Inc., Keros Therapeutics, Inc., Kinnate Biopharma, Inc., and Theseus Pharmaceuticals, Inc., all publicly-traded companies, as well as several private companies. Dr. Gordon previously served on the boards of directors of several biopharmaceutical companies, including Alector, Inc., ARMO Biosciences, Inc., Arsanis, Inc. (which merged with X4 Pharmaceuticals, Inc.), Gemini Therapeutics, Inc. (which merged with Disc Medicine, Inc.), ORIC Pharmaceuticals, Inc., Passage Bio, Inc., Prevail Therapeutics Inc., SpringWorks Therapeutics, Inc., and Turning Point Therapeutics, Inc. Dr. Gordon received his B.A. in Chemistry from Harvard College, his Ph.D. in Molecular Biology from the Massachusetts Institute of Technology, and was a Fellow at The Rockefeller University. We believe that Dr. Gordon is qualified to serve on our board of directors due to his scientific expertise, extensive business experience and experience in venture capital and the life science industry.

Hongbo Lu, Ph.D. has served as a member of our board of directors since April 2020. She has served as a Managing Partner at Vivo Capital, a healthcare investment firm, since December 2020. She previously served as a Managing Partner of Lilly Asia Ventures, a venture capital firm, from January 2017 to December 2020. From June 2011 to October 2016, she served as a Managing Director at OrbiMed Advisors LLC. Dr. Lu currently serves on the board of directors of several private biotechnology companies, such as Ablaze Pharmaceuticals, Avistone Pharmaceuticals, Rgenta Therapeutics, Ribox Therapeutics, RareStone Group, Visirna Therapeutics and Zenas BioPharma. She previously served on the board of directors of public companies including Turning Point Therapeutics, Inc., a publicly-traded biotechnology company, from May 2017 to May 2019, and on the board of directors of Avedro, Inc., a publicly-traded biotechnology company, from May 2018 to February 2019. Dr. Lu received her undergraduate degree in Material Science and Engineering from Tsinghua University, China, her Ph.D. in Biological Engineering from the University of Washington and her MBA from the University of California, Berkeley. We believe Dr. Lu is qualified to serve on our board of directors due to her experience as a director of public and private companies in the biopharmaceutical industry and experience in venture capital and the life science industry.

Ann Taylor, M.D. has served as a member of our board of directors since September 2021. Until her retirement in August 2021, Dr. Taylor served as the Chief Medical Officer of AstraZeneca plc, a publicly-traded biopharmaceutical company, in which capacity she oversaw regulatory operations, patient safety and quality assurance across AstraZeneca’s entire portfolio. Prior to becoming Chief Medical Officer of AstraZeneca, from April 2018 to March 2019, Dr. Taylor was the Head of Clinical Biologics at MedImmune, LLC, a wholly owned subsidiary of AstraZeneca, where she oversaw clinical development and operations. Prior to AstraZeneca, Dr. Taylor held various leadership roles at Novartis Institute for BioMedical Research (Global Head of Portfolio Management, Interim Head of Cardiovascular and Metabolic Disease Area, Global Head of Translational Medicine for Metabolism) and Pfizer Inc. (Clinical Lead for Obesity, Frailty and Cardiovascular and Metabolic Disease products). Dr. Taylor also serves on the board of directors of Comanche Biopharma, a private biopharmaceutical company, and Unlearn.AI, a company seeking to accelerate clinical development through the use of artificial intelligence. She has authored and co-authored numerous peer-reviewed publications and served on the editorial board of several peer-reviewed journals. Dr. Taylor is a Board-certified endocrinologist and received her M.D. from Harvard Medical School. She received her B.A. in biology magna cum laude from the University of California, San Diego. We believe that Dr. Taylor is qualified to serve on our board of directors due to her extensive experience as an executive of companies in the biopharmaceutical industry.

Board Diversity Matrix

The table below provides information relating to certain voluntary self-identified characteristics of our directors. Each of the categories listed in the table below has the meaning as set forth in Nasdaq Rule 5605(f).

Board Diversity Matrix as of April 18, 2023
Total Number of Directors	8
Part I: Gender Identity	Female	Male	Non-Binary	Gender Undisclosed
Directors	4	4	―	―
Part II: Demographic Background
African American or Black	―	―	―	―
Alaskan Native or Native American	―	―	―	―
Asian	2	1	―	―
Hispanic or Latino	―	―	―	―
Native Hawaiian or Pacific Islander	―	―	―	―
White	2	3	―	―
Two or More Races or Ethnicities	―	―	―	―
LGBTQ+	―	―	―	―
Did Not Disclose Demographic Background	―	―	―	―

PROPOSAL NO. 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our board of directors is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm. The audit committee has appointed Ernst & Young LLP (“EY”), an independent registered public accounting firm, to serve as Terns auditor for the fiscal year ending December 31, 2023. We are seeking ratification of such selection by our stockholders at the Annual Meeting. EY has served as our independent registered public accounting firm since 2020. Representatives of EY are expected to be in attendance online at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Nothing in our bylaws or other governing documents, or in any applicable law, requires stockholder ratification of the selection of EY as our independent registered public accounting firm. However, the audit committee is submitting the selection of EY to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain EY. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.

Principal Accountant Fees and Services

The following table provides information regarding the approximate fees for professional services billed or to be billed by EY in each of the last two years:

	2022	2021
Audit fees(1)	$1,273,518	$885,864
All other fees(2)	—	2,000
Total fees	$1,273,518	$887,864

(1)
Audit fees consist of fees for the audit of our annual financial statements, the review of our quarterly financial statements, statutory audits, and services provided in connection with the registration statements filed with SEC and the issuance of comfort letters and consents.
(2)
All other fees include fees for subscription to the accounting consultation and research related tools.

The audit committee has approved all of the fees described above since our initial public offering (“IPO”) in February 2021.

Pre-Approval Policies and Procedures

Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our audit committee or the engagement is entered into pursuant to the pre-approval procedure described below.

From time to time, our audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre‑approval details the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

During our 2022 fiscal year, no services were provided to us by Ernst & Young LLP other than in accordance with the pre-approval policies and procedures described above.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
THE RATIFICATION OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference into any future filing of Terns under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The primary purpose of the audit committee is to oversee our financial reporting processes on behalf of our board of directors. The audit committee’s functions are more fully described in its charter, which is available on our website at https://ir.ternspharma.com/corporate-governance. Management has the primary responsibility for our financial statements and reporting processes, including our systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed with management the audited financial statements of the Company as of and for the year ended December 31, 2022.

The audit committee has discussed with Ernst & Young LLP (“EY”), the Company’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission (“SEC”). In addition, the audit committee discussed with EY their independence and received from EY the written disclosures and the letter required by Ethics and Independence Rule 3526 of the PCAOB. Finally, the audit committee discussed with EY, with and without management present, the scope and results of EY’s audit of such financial statements.

Based on these reviews and discussions, the audit committee has recommended to our board of directors that such audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2022 for filing with the SEC. The audit committee also has engaged EY as our independent registered public accounting firm for the fiscal year ending December 31, 2023 and is seeking ratification of such selection by the stockholders.

Audit Committee

Jill Quigley, Esq., Chair

Ann Taylor, M.D.

Radhika Tripuraneni, M.D., M.P.H.

CORPORATE GOVERNANCE

Code of Business Conduct and Ethics

Our board of directors has adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The full text of our code of business conduct and ethics is available on our website at http://www.ternspharma.com under “Investors & Media - Corporate Governance.” Any substantive amendment to, or waiver of, a provision of the code of business conduct and ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions, will be disclosed on our website.

Corporate Governance Guidelines

We believe in sound corporate governance practices and have adopted formal corporate governance guidelines to enhance our effectiveness. Our board of directors adopted these corporate governance guidelines in order to ensure that it has the necessary practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The corporate governance guidelines are also intended to align the interests of directors and management with those of our stockholders. The corporate governance guidelines set forth the practices our board of directors follows with respect to board of directors and committee composition and selection, meetings of the board of directors, chief executive officer performance evaluation and succession planning. A copy of our corporate governance guidelines is available on our website at https://ir.ternspharma.com/corporate-governance.

Independence of the Board of Directors

As required under the Nasdaq Global Select Market (“Nasdaq”) rules and regulations, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by such board. The board of directors consults with the Company’s counsel to ensure that the board of directors’ determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent Nasdaq listing standards, as in effect from time to time.

Consistent with these considerations, our board of directors has determined that all of our directors, other than Mr. Sundaram, qualify as “independent” directors in accordance with The Nasdaq Stock Market LLC Marketplace Rules, or the Nasdaq Listing Rules. Mr. Sundaram is not considered independent because he is an executive officer of our company. Under the Nasdaq Listing Rules, the definition of independence includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In addition, as required by the Nasdaq Listing Rules, our board of directors has made a subjective determination as to each independent director that no relationships exist that, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our board of directors reviewed and discussed information provided by the directors and us with regard to each director’s relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.

As required under Nasdaq rules and regulations, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. All of the committees of our board of directors are comprised entirely of directors determined by the board of directors to be independent within the meaning of Nasdaq and SEC rules and regulations applicable to the members of such committees.

Leadership Structure of the Board

Our bylaws and corporate governance guidelines provide our board of directors with flexibility to combine or separate the positions of chairperson of the board of directors and chief executive officer. Currently, Mr. Fellows serves as chairperson of the board and presides over the executive sessions of the board of directors and acts as a liaison between management and the board of directors. Our board of directors has concluded that our current leadership structure is appropriate at this time. However, our board of directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Role of Board in Risk Oversight Process

Our board of directors has responsibility for the oversight of risk management, while management has the day-to-day responsibility for the identification and control of risk at our company. Our board of directors, either as a whole or through its committees, regularly discusses with management our major risk exposures, their potential impact on us, and the appropriate steps that should be taken in order to monitor and control such exposures. The committees assist our board of directors in fulfilling its risk oversight responsibilities within their respective areas of responsibility. For example, pursuant to its written charter, the audit committee oversees our processes and procedures with respect to financial and enterprise risk. The compensation committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and practices. The nominating and corporate governance committee focuses on the management of risks associated with the composition, organization, and governance of the board of directors and its committees, as well as our corporate governance structure. In accordance with our corporate governance guidelines, our board of directors, together with its committees, manages risks related to the succession and contingency planning for our key management personnel. For example, in connection with Mr. Sundaram’s cancer diagnosis, our board of directors has reviewed and continues to review potential interim and longer-term contingency plans that could be activated as needed to minimize business disruption and to ensure the continued execution of our business priorities. Each committee of the board meets and reports its findings to our board of directors on a regular basis.

Board Committees

Audit Committee

Our audit committee oversees our corporate accounting and financial reporting process. Among other matters, the audit committee:

•
appoints our independent registered public accounting firm;
•
evaluates the independent registered public accounting firm’s qualifications, independence and performance;
•
determines the engagement of the independent registered public accounting firm;
•
reviews and approves the scope of the annual audit and pre-approves the audit and non-audit fees and services;
•
reviews and approves all related party transactions on an ongoing basis;
•
establishes procedures for the receipt, retention and treatment of any complaints received by us regarding accounting, internal accounting controls or auditing matters;
•
discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly financial statements;
•
approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;
•
discusses on a periodic basis, or as appropriate, with our management’s policies and procedures with respect to risk assessment and risk management;
•
consults with management to establish procedures and internal controls relating to cybersecurity;
•
is responsible for reviewing our financial statements and our management’s discussion and analysis of financial condition and results of operations to be included in our annual and quarterly reports to be filed with the SEC;
•
investigates any reports received through the ethics helpline and reports to the board of directors periodically with respect to any information received through the ethics helpline and any related investigations; and
•
reviews the audit committee charter and the audit committee’s performance on an annual basis.

Our audit committee consists of Jill Quigley, Ann Taylor and Radhika Tripuraneni. Our board of directors has determined that all members are independent under the Nasdaq Listing Rules and Rule 10A-3(b)(1) of the Exchange Act. The chair of our audit committee is Ms. Quigley. Our board of directors has determined that Ms. Quigley is an “audit committee financial expert” as such term is currently defined in Item 407(d)(5) of Regulation S-K. Our board of directors has also determined that each member of our audit committee can read and understand fundamental consolidated financial statements, in accordance with applicable requirements. The audit committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq. A copy of the audit committee charter is available on our website at https://ir.ternspharma.com/corporate-governance.

Compensation Committee

Our compensation committee oversees policies relating to compensation and benefits of our officers and employees. The compensation committee reviews and approves or recommends corporate goals and objectives relevant to compensation of our executive officers (other than our chief executive officer), evaluates the performance of these officers in light of those goals and objectives and approves the compensation of these officers based on such evaluations. The compensation committee also reviews and approves or makes recommendations to our board of directors regarding the issuance of stock options and other awards under our stock plans to our executive officers (other than our chief executive officer). The compensation committee reviews the performance of our chief executive officer and makes recommendations to our board of directors with respect to his compensation, and our board of directors retains the authority to make compensation decisions relative to our chief executive officer. The compensation committee will review and evaluate, on an annual basis, the compensation committee charter and the compensation committee’s performance. Our compensation committee consists of Jeffrey Kindler, David Fellows and Hongbo Lu. Our board of directors has determined that all members are independent under the Nasdaq Listing Rules and are “non-employee directors” as defined in Rule 16b-3 promulgated under the Exchange Act. The chair of our compensation committee is Mr. Kindler. The compensation committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq. A copy of the compensation committee charter is available on our website at https://ir.ternspharma.com/corporate-governance.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee is responsible for making recommendations to our board of directors regarding candidates for directorships and the size and composition of our board of directors. In addition, the nominating and corporate governance committee is responsible for overseeing our corporate governance policies and making recommendations to our board of directors concerning governance matters. Our nominating and corporate governance committee consists of David Fellows, Jill Quigley and Carl Gordon. Our board of directors has determined that all members of the nominating and corporate governance committee are independent under the Nasdaq Listing Rules. The chair of our nominating and corporate governance committee is Mr. Fellows. The nominating and corporate governance committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq. A copy of the nominating and corporate governance committee charter is available on our website at https://ir.ternspharma.com/corporate-governance.

The nominating and corporate governance committee will consider director candidates recommended by stockholders. For a stockholder to make any nomination for election to the board of directors at an annual meeting, the stockholder must provide notice to the Company, which notice must be delivered to, or mailed and received at, the Company’s principal executive offices not less than 90 days and not more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting; provided that, if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, the stockholder’s notice must be delivered, or mailed and received, not later than 90 days prior to the date of the annual meeting or, if later, the 10th day following the date on which public disclosure of the date of such annual meeting is made. Further updates and supplements to such notice may be required at the times, and in the forms, required under our bylaws. As set forth in our bylaws, submissions must include the name and address of the proposed nominee, information regarding the proposed nominee that is required to be disclosed in a proxy statement or other filings in a contested election pursuant to Section 14(a) under the Exchange Act, information regarding the proposed nominee’s indirect and direct interests in shares of the Company’s common stock, and a completed and signed questionnaire, representation and agreement of the proposed nominee. Our bylaws also specify further requirements as to the form and content of a stockholder’s notice. In addition to satisfying the advance notice provisions in our bylaws relating to director nominations, including the earlier notice deadlines set out above, in order to comply with the SEC’s universal proxy rule, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees in compliance with Rule 14a-19 under the Exchange Act must also provide notice that sets forth the information required by Rule 14a-19 no later than April 13, 2024. If the date of the 2024 Annual Meeting changes by more than 30 calendar days from the date of the 2023 Annual Meeting, such notice must instead be provided by the later of 60 calendar days prior to the date of the 2024 Annual Meeting or the 10th calendar day following our public announcement of the date of the 2024 Annual Meeting. We recommend that any stockholder wishing to make a nomination for director review a copy of our bylaws, as amended and restated to date, which is available, without charge, from our Corporate Secretary, at 1065 East Hillsdale Blvd., Suite 100, Foster City, California, 94404.

Director Qualification Standards

Our nominating and corporate governance committee is responsible for reviewing with the board of directors, on an annual basis, the appropriate characteristics, skills and experience required for the board of directors as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the nominating and corporate governance committee, in recommending candidates for election, and the board of directors, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including but not limited to the following:

•
personal and professional integrity;
•
ethics and values;
•
practical and mature business judgment;
•
experience in corporate management, such as serving as an officer or former officer of a publicly held company;
•
professional and academic experience relevant to our industry;
•
experience as a board member of another publicly held company;
•
experience in finance and accounting and / or executive compensation practices;
•
diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;
•
geographic background, gender, age and ethnicity; and
•
potential or actual conflicts of interest.

Currently, our board of directors evaluates each individual in the context of the board of directors as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

Meetings of the Board of Directors, Board and Committee Member Attendance and Annual Meeting Attendance

During 2022, our board of directors met 13 times, the audit committee met five times, the compensation committee met four times and the nominating and corporate governance committee met five times. During 2022, each board of directors member attended at least 75% of the meetings of the board of directors and of the committees of the board of directors on which he or she served. We encourage all of our directors and nominees for director to attend our annual meeting of stockholders.

Stockholder Communications with the Board of Directors

Should stockholders wish to communicate with the board of directors or any specified individual director, such correspondence should be sent to the attention of the Corporate Secretary, at 1065 East Hillsdale Blvd., Suite 100, Foster City, California 94404. The Corporate Secretary will forward the communication to the board of directors.

Compensation Committee Interlocks and Insider Participation

During the year ended December 31, 2022, Jeffrey Kindler, David Fellows and Hongbo Lu served as members of our compensation committee, and they continue to serve in that capacity. None of them has at any time been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers on our board of directors or compensation committee.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than compensation arrangements, including employment arrangements with our directors and executive officers, the following is a description of each transaction since January 1, 2021 in which:

•
we were a party or will be a party;
•
the amounts involved exceeded or will exceed the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years; and
•
any of our directors, executive officers or holders of more than 5% of our capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.

Director and Executive Officer Compensation

See “Executive Compensation” and “Director Compensation” for information regarding compensation of directors and executive officers.

Employment Agreements

We have entered into employment agreements with our executive officers. For more information regarding these agreements, see “Executive Compensation—Narrative to Summary Compensation Table and Outstanding Equity Awards at 2022 Fiscal Year End.”

Investors’ Rights Agreement

We entered into an amended and restated investors’ rights agreement with the purchasers of our convertible preferred stock, which was subsequently converted into common stock in connection with the IPO, and certain of our other stockholders, including entities with which two of our directors, Dr. Carl L. Gordon, who is a member of the management committee of OrbiMed Advisors LLC, and Dr. Hongbo Lu, who is a Managing Partner at Vivo Capital, are affiliated. As of December 31, 2022, the holders of approximately 14,277,127 shares of our common stock are entitled to rights with respect to the registration of their shares under the Securities Act.

Indemnification Agreements

We have entered into indemnification agreements with certain of our current directors, executive officers and certain other employees. Our amended and restated certificate of incorporation and our amended and restated bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by applicable law.

Policies and Procedures for Related Person Transactions

Our board of directors adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including without limitation purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our audit committee is tasked to consider all relevant facts and circumstances, including but not limited to whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction with an unrelated third party and the extent of the related person’s interest in the transaction.

EXECUTIVE OFFICERS

The executive officers of Terns are set forth below with their ages as of April 18, 2023:

Name	Age	Position(s)
Senthil Sundaram	44	Chief Executive Officer and Director
Erin Quirk, M.D.	52	President, Head of Research & Development
Mark Vignola, Ph.D.	46	Chief Financial Officer and Treasurer
Bryan Yoon, Esq.	45	Chief Operating Officer, General Counsel and Secretary

Executive Officers

The following biographical information is furnished with regard to our executive officers (except for Mr. Sundaram, whose biographical information appears above under “Directors Continuing in Office Until the 2024 Annual Meeting of Stockholders”) as of April 18, 2023:

Erin Quirk, M.D. has served as our President, Head of Research & Development since May 2022. Prior to that, Dr. Quirk was our President, Head of Research & Development and Chief Medical Officer since May 2021, our President and Chief Medical Officer since June 2020 and our Chief Medical Officer since January 2019. She previously served in roles of increasing responsibility at Gilead Sciences, Inc., a publicly-traded biopharmaceutical company, from July 2010 to September 2018, most recently as Vice President of HIV Clinical Research. Dr. Quirk received her undergraduate degree in Biology and English Literature from Drew University and her M.D. from the University of Colorado School of Medicine. She completed her Residency in Internal Medicine and a Fellowship in Infectious Diseases at Barnes-Jewish Hospital, Washington University.

Mark Vignola, Ph.D. has served as our Chief Financial Officer since August 2020 and Treasurer since January 2021. Previously, he served as the Chief Financial Officer of Applied Therapeutics, Inc., a publicly-traded biotechnology company, from April 2019 to May 2020. Before that, Dr. Vignola served in roles of increasing responsibility at Intercept Pharmaceuticals, Inc., a publicly-traded biotechnology company, from June 2015 until April 2019, most recently as the Head of Corporate and Investor Relations. Dr. Vignola received his undergraduate degree in Biology from Boston College and Ph.D. in Molecular Genetics & Microbiology from Duke University.

Bryan Yoon, Esq. has served as our Chief Operating Officer and General Counsel since November 2020 and Secretary since January 2021. From November 2019 to November 2020, he served as the Chief Administrative Officer, General Counsel and Secretary of LogicBio Therapeutics, Inc. a publicly-traded biotechnology company. Before that, he served as the General Counsel and Corporate Secretary at Nightstar Therapeutics, plc, a publicly-traded biotechnology company, from November 2017 until its acquisition by Biogen Inc. in June 2019. Prior to joining Nightstar, Mr. Yoon served in roles of increasing responsibility at Intercept Pharmaceuticals, Inc., a publicly‑traded biotechnology company, where he most recently was Senior Vice President, Legal Affairs and Corporate Secretary. Mr. Yoon received his undergraduate degree in Economics and Master of Engineering in Operations Research and Industrial Engineering from Cornell University and his J.D. from University of Michigan Law School.

EXECUTIVE COMPENSATION

This section discusses the material components of the executive compensation program for our 2022 named executive officers. Our named executive officers for fiscal year 2022 were:

•
Senthil Sundaram, our Chief Executive Officer;
•
Erin Quirk, M.D., our President, Head of Research & Development; and
•
Bryan Yoon, Esq., our Chief Operating Officer, General Counsel and Secretary.

This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from the currently planned programs summarized in this discussion. As an “emerging growth company” as defined in the JOBS Act, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.

2022 Summary Compensation Table

The following table sets forth information concerning the compensation of our named executive officers for the year ended December 31, 2022.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
Senthil Sundaram	2022	561,400	—	971,986	421,050(3)	12,200	1,966,636
Chief Executive Officer	2021	513,750	38,531(4)	2,276,091	295,407(4)	2,516	3,126,295
Erin Quirk, M.D.	2022	475,200	—	321,103	320,760(3)	12,200	1,129,263
President, Head of Research & Development	2021	425,360	9,571(4)	1,029,660	220,124(4)	7,500	1,692,215
Bryan Yoon, Esq.	2022	437,900	—	225,640	262,740(3)	12,200	938,480
Chief Operating Officer, General Counsel and Secretary	2021	406,667	8,133(4)	867,082	187,067(4)	7,500	1,476,449

(1)
Amounts reflect the full grant date fair value of option awards granted for the respective fiscal year computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. See Note 6 of the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022 for the assumptions used in calculating these amounts.
(2)
The amounts reported in this column represent employer contributions to our 401(k) plan that were made on behalf of each of our named executive officers.
(3)
The non-equity incentive plan compensation for 2022 was determined based on a 150% corporate achievement level.
(4)
The non-equity incentive plan compensation for 2021 was determined based on a 115% corporate achievement level. The amounts denoted in the bonus column represent bonus payments made to the respective named executive officer above the 115% corporate achievement level.

Narrative to the Summary Compensation Table

2022 Annual Base Salaries

Our named executive officers each receive a base salary to compensate them for services rendered to our company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities. During fiscal year 2022, our named executive officers’ annual base salaries were as follows:

•
Mr. Sundaram: $561,400;
•
Dr. Quirk: $475,200; and
•
Mr. Yoon: $437,900.

Effective as of January 1, 2023, the annual base salaries for Mr. Sundaram, Dr. Quirk and Mr. Yoon are $602,300, $531,700 and $471,800, respectively.

2022 Annual Performance Bonuses

We maintain an annual performance-based cash bonus program in which each of our named executive officers participated in 2022. Each named executive officer’s target bonus is expressed as a percentage of base salary, and bonus payments are determined based on achievement of certain performance goals approved by our board of directors. The 2022 annual bonus for Mr. Sundaram was targeted at 50% of his annual base salary, the 2022 annual bonus for Dr. Quirk was targeted at 45% of her annual base salary and the 2022 annual bonus for Mr. Yoon was targeted at 40% of his base salary. In February 2023, our board of directors determined annual performance-based cash bonus amounts for 2022, and the 2022 annual bonuses earned by our named executive officers are set forth in the Summary Compensation Table above in the column entitled “Bonus” and “Non-Equity Incentive Plan Compensation”. For fiscal 2023, the target bonuses for our named executive officers are as follows: Mr. Sundaram: 50%; Dr. Quirk: 45%; and Mr. Yoon: 40%.

Equity Compensation

We have granted stock options to our employees, including our named executive officers, in order to attract and retain them, as well as to align their interests with the interests of our stockholders. In order to provide a long-term incentive, these stock options generally vest over four years subject to continued service to the company.

Our 2021 Incentive Award Plan, or the 2021 Plan, allows us to grant of cash and equity incentives to directors, employees (including our named executive officers) and consultants of our company and certain of its affiliates and to enable us to obtain and retain services of these individuals, which is essential to our long-term success.

On January 26, 2022, Mr. Sundaram, Dr. Quirk and Mr. Yoon were granted options to purchase 280,000, 92,500 and 65,000 shares of our common stock, respectively, under the 2021 Plan. These options vest as to 25% of the shares on January 1, 2023, and in monthly installments over 36 months thereafter, generally subject to the named executive officer’s continued service through the applicable vesting date. On February 1, 2023, Mr. Sundaram, Dr. Quirk and Mr. Yoon were granted options to purchase 900,000, 600,000 and 360,000 shares of our common stock, respectively, under the 2021 Plan. These options vest as to 25% of the shares on January 1, 2024, and in monthly installments over 36 months thereafter, generally subject to the named executive officer’s continued service through the applicable vesting date.

Other Elements of Compensation

Retirement Savings and Health and Welfare Benefits

Our employees, including our named executive officers, who satisfy certain eligibility requirements are eligible to participate in our 401(k) plan. Our named executive officers are eligible to participate in the 401(k) plan on the same terms as other full-time employees. In 2022, for each participant, we made matching contributions to the 401(k) plan equal to 100% of the first 4% of eligible contribution, up to $12,200. In 2021, for each participant, we made matching contributions to the 401(k) plan equal to 100% of the first 3% of eligible compensation, up to $7,500. We believe that providing a vehicle for tax-deferred retirement savings though our 401(k) plan adds to the overall desirability of our compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.

All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans. These health and welfare plans include medical, dental and vision benefits; short-term and long-term disability insurance; and supplemental life and AD&D insurance.

Perquisites and Other Personal Benefits

We determine perquisites on a case-by-case basis and will provide a perquisite to a named executive officer when we believe it is necessary to attract or retain the named executive officer. However, in 2022, we did not provide any perquisites or personal benefits to our named executive officers not otherwise made available to our other employees.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the number of shares of common stock underlying outstanding option awards for each named executive officer as of December 31, 2022.

			Option Awards
Name	Grant Date	Vesting Commencement Date(1)(2)	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Senthil Sundaram(3)	8/13/2020	7/30/2020(4)	370,170	—	6.86	8/12/2030
	12/30/2020	12/30/2020(4)	579,027	—	9.24	12/29/2030
	9/28/2021	9/28/2021	98,437	216,563	10.72	9/27/2031
	1/26/2022	1/1/2022	—	280,000	5.36	1/25/2032
Erin Quirk, M.D.	1/11/2019	1/2/2019	66,444	1,414	6.16	1/10/2029
	3/16/2020	1/17/2020(5)	4,166	1,548	6.72	3/15/2030
	7/31/2020	7/1/2020(5)	10,788	7,069	6.86	7/30/2030
	12/30/2020	12/30/2020(4)	288,250	—	9.24	12/29/2030
	9/28/2021	9/28/2021	44,531	97,969	10.72	9/27/2031
	1/26/2022	1/1/2022	—	92,500	5.36	1/25/2032
Bryan Yoon, Esq.	12/30/2020	11/6/2020(4)	265,775	—	9.24	12/29/2030
	9/28/2021	9/28/2021	37,500	82,500	10.72	9/27/2031
	1/26/2022	1/1/2022	—	65,000	5.36	1/25/2032

(1)
Except as otherwise indicated, 1/4th of the shares subject to each option vest on the 12-month anniversary of the vesting commencement date and 1/48th of the shares subject to the option vest on each monthly anniversary of the vesting commencement date for three years thereafter, subject to continued service with us through each vesting date.
(2)
Pursuant to the terms of the named executive officer’s amended employment letter agreement, the shares subject to the option will vest in full in the event of a termination of the executive’s employment by us without “cause” or the executive’s resignation for “good reason” (each such term as defined in the named executive officer’s employment letter agreement), in each case, that occurs after entering into a definitive agreement providing for a change in control and within three months prior to or 12 months following a change in control of our company.
(3)
In the event of an Involuntary Termination (as defined in Mr. Sundaram’s amended employment letter agreement) that is result of Mr. Sundaram’s death or that occurs within three months prior to or anytime following a Disability (as defined in Mr. Sundaram’s amended employment letter agreement), then the vesting of each equity award held by Mr. Sundaram will be fully accelerated as of the termination date and each option to purchase common stock held by Mr. Sundaram will remain outstanding and exercisable until the earliest of: (i) three (3) years after the Involuntary Termination, (ii) the closing of a change in control or (iii) the original expiration date of the option.
(4)
Pursuant to the terms of the named executive officer’s employment letter agreement, the named executive officer may exercise the option prior to vesting and be issued restricted shares, subject to entering into a restricted shares agreement with the Company, provided that such restricted shares will be subject to the same vesting schedule applicable to the related option award.
(5)
1/48th of the shares subject to each option vest on each monthly anniversary of the vesting commencement date, subject to continued service with us through each vesting date.

Change in Control Policy

In July 2020, we adopted the Terns Pharmaceuticals, Inc. Change in Control Policy, or the “CIC Policy”, in which our executive officers (including our named executive officers), senior executives with a title of “Vice President” or higher, and other employees designated by our board are eligible to participate. Pursuant to the CIC Policy, 100% of a participant’s then-outstanding equity awards will vest in full in the event of a termination of the participant’s employment without “cause” or the participant’s resignation for “good reason” (each such term generally defined in the same way they are defined in Mr. Sundaram’s amended employment letter agreement), in each case, that occurs after entering into a definitive agreement providing for a change in control and within three months prior to or 12 months following a change in control of our company, subject to the participant’s timely execution and non‑revocation of a general release of claims against our company. If equity awards are subject to performance‑based vesting conditions and such performance criteria have not or cannot be determined as of the date of the qualifying termination, such performance criteria shall be deemed to have been achieved at target levels. If a qualifying termination occurs after entering into a definitive agreement providing for a change in control but before the occurrence of an actual change in control event, the acceleration of the participant’s equity awards will occur upon the change in control event and not the qualifying termination.

Executive Compensation Arrangements

Employment Letter Agreements

Mr. Sundaram Amended Employment Letter Agreement

In November 2022, we entered into an amended employment letter agreement (the “Amended Agreement”) with Mr. Sundaram setting forth the terms and conditions of his employment with us as our Chief Executive Officer. Under this agreement, Mr. Sundaram is entitled to receive a base salary, which was $561,400 for fiscal year 2022. Mr. Sundaram was also eligible to a target bonus opportunity of 50% of his annual base salary in 2022.

In the event of an Involuntary Termination (as defined further below), Mr. Sundaram is entitled to receive the following benefits, in addition to any accrued obligations and subject to his timely execution and non-revocation of a general release of claims in our favor: (i) continuation of his then-current annual base salary for a period of 12 months, (ii) a prorated portion of his annual performance bonus at 100% of target, and (iii) continuation of his healthcare insurance coverage (or an equivalent reimbursement from us) for a period of 36 months. Further, and notwithstanding the terms of any equity award or the plan pursuant to which an equity award is or was granted to Mr. Sundaram, in the event of an Involuntary Termination that is as a result of Mr. Sundaram’s death or that occurs within three months prior to or anytime following a Disability (as defined further below), then the vesting of each equity award held by Mr. Sundaram will be fully accelerated as of the termination date and each option to purchase common stock held by Mr. Sundaram will remain outstanding and exercisable until the earliest of: (i) three (3) years after the Involuntary Termination, (ii) the closing of a change in control or (iii) the original expiration date of the option.

Additionally, in the event of an Involuntary Termination following a “potential change in control” and within three months prior to or 12 months following a “change in control” of our company (in each case as defined in his Amended Agreement), he is entitled to receive the following benefits, in addition to any accrued obligations and subject to his timely execution and non-revocation of a general release of claims in our favor: (i) continuation of his then-current annual base salary for a period of 18 months, (ii) his annual performance bonus at 150% of target, (iii) continuation of his healthcare insurance coverage (or an equivalent reimbursement from us) for a period of 36 months and (iv) full vesting acceleration of all his then-outstanding equity awards.

The Amended Agreement defines an “Involuntary Termination” as a separation resulting from a termination without “cause,” a voluntary resignation by Mr. Sundaram for “good reason,” Mr. Sundaram’s termination as a result of Disability, or Mr. Sundaram’s death. “Disability” is defined as Mr. Sundaram’s inability to perform essential functions of his position due to physical or mental impairment that can reasonably be expected to result in death or can reasonably be expected to continue for a period in excess of ninety (90) days in any twelve (12) month period.

The Amended Agreement generally defines “cause” to mean the occurrence of any one or more of the following, subject to certain notice and cure rights: (i) the commission of any crime involving fraud, dishonesty or moral turpitude, (ii) the attempted commission of or participation in a fraud or act of dishonesty against us that results in (or might have reasonably resulted in) material harm to the business of our company; (iii) the intentional, material violation of any contract or agreement between him and us or any statutory duty owed to us, or (iv) conduct that constitutes gross insubordination, incompetence or habitual neglect of duties and that results in (or might have reasonably resulted in) material harm to the business of our company.

The Amended Agreement generally defines “good reason” to mean the occurrence of any one or more of the following, without his consent and subject to certain notice and cure rights: (i) the assignment of any duties or responsibilities that results in a material diminution in his function (as in effect immediately prior to the effective date of the change in control transaction, if applicable); (ii) a reduction of greater than 10% in his annual base salary (as in effect on the effective date of the change in control transaction, if applicable); provided, however, that good reason shall not be deemed to have occurred in the event of a reduction in his annual base salary that is pursuant to a salary reduction program affecting substantially all of our employees and that does not adversely affect him to a greater extent than other similarly situated employees; or (iii) a relocation of his primary business office to a location more than 30 miles from the location of his primary business office (as of the effective date of the change in control transaction, if applicable), except for required travel on our company’s business (to an extent substantially consistent with his business travel obligations prior to the effective date of the change in control transaction, if applicable).

Dr. Quirk Employment Letter Agreement

In August 2020, we entered into an employment letter agreement with Dr. Quirk setting forth the terms and conditions of her continued employment with us as our President, Head of Research & Development. Under this agreement, Dr. Quirk is entitled to receive a base salary, which was $475,200 for fiscal year 2022. Dr. Quirk was also eligible to a target bonus opportunity of 45% of her annual base salary in 2022.

In the event Dr. Quirk resigns for “good reason” or we terminate her employment with us without “cause” (in each case as defined in her employment letter agreement), she is entitled to receive the following benefits, in addition to any accrued obligations and subject to her timely execution and non-revocation of a general release of claims in our favor: (i) continuation of her then-current annual base salary for a period of 12 months, (ii) a prorated portion of her annual performance bonus at 100% of target, and (iii) continuation of her healthcare insurance coverage (or an equivalent reimbursement from us) for a period of 12 months.

Dr. Quirk’s employment letter agreement generally defines “cause” and “good reason” in the same way they are defined in Mr. Sundaram’s amended employment letter agreement except that Dr. Quirk’s employment letter requires a greater distance relocation to trigger “good reason”.

Mr. Yoon Employment Letter Agreement

In October 2020, we entered into an employment letter agreement with Mr. Yoon setting forth the terms and conditions of his employment with us as our Chief Operating Officer, General Counsel and Secretary. Under this agreement, Mr. Yoon is entitled to receive a base salary, which was $437,900 for fiscal year 2022. Mr. Yoon was also eligible to a target bonus opportunity of 40% of his annual base salary in 2022.

In the event Mr. Yoon resigns for “good reason” or we terminate his employment with us without “cause” (in each case as defined in his employment letter agreement), he is entitled to receive the following benefits, in addition to any accrued obligations and subject to his timely execution and non-revocation of a general release of claims in our favor: (i) continuation of his then-current annual base salary for a period of 12 months, (ii) a prorated portion of her annual performance bonus at 100% of target, and (iii) continuation of his healthcare insurance coverage (or an equivalent reimbursement from us) for a period of 12 months. In the event such resignation or termination occurs following a “potential change in control” and within three months prior to or 12 months following a “change in control” of our company (in each case as defined in his employment letter agreement), then, in addition to the foregoing payments and benefits, Mr. Yoon is entitled to full vesting acceleration of all his then-outstanding equity awards.

Mr. Yoon’s employment letter agreement generally defines “cause” and “good reason” in the same way they are defined in Mr. Sundaram’s amended employment letter agreement.

Equity Compensation Plan Information

The following table provides information on our equity compensation plans as of December 31, 2022. Information is included for equity compensation plans approved by our stockholders and for equity compensation plans not approved by our stockholders.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options	Weighted-Average Exercise Price of Outstanding Options	Number of Securities to be Issued upon Vesting and Settlement of Outstanding Restricted Stock units	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans
Equity compensation plans approved by security holders(1)	4,763,928	$8.23	98,280	1,431,282(2)(3)(4)
Equity compensation plans not approved by security holders(5)	60,000	$6.82	30,000	1,310,000
Total	4,823,928	$8.22	128,280	2,741,282

(1)
Includes securities issuable under our 2017 Equity Incentive Plan (the “2017 Plan”), the 2021 Plan and our 2021 Employee Stock Purchase Plan (the “ESPP”).
(2)
Includes 1,107,362 and 323,920 shares of common stock available for issuance under the 2021 Plan and the ESPP, respectively, as of December 31, 2022. No shares are available for issuance under the 2017 Plan. Shares under the 2017 Plan that expire, terminate or are forfeited prior to exercise or settlement automatically become available for issuance under the 2021 Plan.
(3)
The number of shares of common stock reserved for issuance pursuant to equity awards under the 2021 Plan will automatically increase January 1 of each year for a period of up to ten years, commencing on January 1, 2022 and continuing through and including January 1, 2031 by the lesser of (i) the amount equal to 5% of the number of shares issued and outstanding on the last day of the immediately preceding fiscal year or (ii) such lower number of shares as may be determined by the Board of Directors. The number of authorized shares reserved for issuance under the 2021 Plan was increased by 2,686,158 shares effective as of January 1, 2023.
(4)
The number of shares of common stock reserved for issuance under the ESPP will increase January 1 of each year for a period of up to ten years commencing January 1, 2022 and continuing through and including January 1, 2031 by the lesser of (i) a number of shares equal to 1% of the total number of outstanding shares of common stock on December 31 immediately prior to the date of increase; (ii) such number of shares as may be determined by the Board of Directors; provided, however, no more than 3,300,009 shares may be issued under the ESPP. The number of authorized shares reserved for issuance under the 2021 ESPP was increased by 537,231 shares effective as of January 1, 2023.
(5)
Includes securities issuable under our 2022 Employment Inducement Plan (the “2022 Inducement Plan”). See Note 6 of the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022 for additional information regarding the terms of the 2022 Inducement Plan and general terms of the awards made under the 2022 Inducement Plan.

DIRECTOR COMPENSATION

In January 2022, our board of directors adopted a non-employee director compensation policy, upon the review and recommendation of our compensation committee and independent compensation consultants. Mr. Sundaram received no additional compensation for his service as director.

The following summarizes our non-employee director compensation policy in effect currently and during 2022:

Under our non-employee director compensation policy, as in effect currently and during 2022, each non-employee director receives an annual cash retainer for service to our board of directors and an additional annual cash retainer for service on any committee of our board of directors or for serving as the chair of our board of directors or any of its committees, in each case, prorated for partial years of service, as follows:

Non-Employee Director Base Fee:	$40,000
Non-Executive Chair:	$30,000
Audit Committee Chair:	$15,000
Compensation Committee Chair:	$10,000
Nominating and Corporate Governance Committee Chair:	$8,000
Audit Committee Member (non-Chair):	$7,500
Compensation Committee Member (non-Chair):	$5,000
Nominating and Corporate Governance Committee Member (non-Chair):	$4,000

Starting in January 2022, our non-employee director compensation program provides that each non‑employee director will automatically be granted an option to purchase 64,000 shares of our common stock upon the director’s initial appointment or election to our board of directors, referred to as the Initial Grant, and an option to purchase 32,000 shares of our common stock automatically on the date of each annual stockholder’s meeting thereafter, referred to as the Annual Grant. Prior to January 2022, our non-employee director compensation program provided that each non‑employee director will automatically be granted an option to purchase 44,000 shares of our common stock upon the director’s initial appointment or election to our board of directors, referred to as the Initial Grant, and an option to purchase 22,000 shares of our common stock automatically on the date of each annual stockholder’s meeting thereafter, referred to as the Annual Grant. Prior to September 2021, our non-employee director compensation program provided that each non-employee director would receive an option to purchase 25,000 shares as an Initial Grant and an option to purchase 12,500 shares as an Annual Grant.

The Initial Grant will vest as to 1/3rd of the total shares subject thereto on the first anniversary of the applicable date of grant and as to 1/36th of the total shares subject thereto on each monthly anniversary of the applicable date of grant over the next 24 months thereafter, subject to continued service through each applicable vesting date. The Annual Grant will vest on the earlier of (i) the first anniversary of the date of grant and (ii) immediately prior to the annual meeting of stockholders following the date of grant, in each case, subject to continued service through each applicable vesting date. Each Initial Grant and Annual Grant will vest in full in the event of a change in control.

Additionally, we provide reimbursement to our non-employee directors for their reasonable expenses incurred in attending meetings of our board of directors and its committees.

2022 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other	Total ($)
David Fellows	83,000	36,616	—	119,616
Carl Gordon, Ph.D., C.F.A.	44,000	36,616	—	80,616
Jeffrey Kindler	54,280	36,616	—	90,896
Hongbo Lu, Ph.D.	49,280	36,616	—	85,896
Jill Quigley, J.D.	59,000	36,616	—	95,616
Ann Taylor, M.D.	47,500	36,616	—	84,116
Radhika Tripuraneni, M.D., M.P.H.	20,523	88,811	—	109,334
(1)
Amounts reflect the full grant date fair value of option awards granted during 2022 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named individual. See Note 6 of the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022 for the assumptions used in calculating these amounts.

The table below shows the aggregate numbers of stock options held as of December 31, 2022 by each non‑employee director.

Name	Options Outstanding as of December 31, 2022 (#)
David Fellows	82,475
Carl Gordon, Ph.D., C.F.A.	57,000
Jeffrey Kindler	82,475
Hongbo Lu, Ph.D.	57,000
Jill Quigley, J.D.	82,475
Ann Taylor, M.D.	76,000
Radhika Tripuraneni, M.D., M.P.H.	64,000

In June 2022, Messrs. Fellows, Gordon, Kindler, Lu, Quigley and Taylor were each awarded an option to purchase 32,000 shares of the Company’s common stock as an Annual Grant. In July 2022, Dr. Tripuraneni was awarded an option to purchase 64,000 shares of the Company’s common stock as an Initial Grant in accordance with the non-employee director compensation program.

Compensation Committee Interlocks and Insider Participation

None of the members of the compensation committee is currently, or has been at any time, one of our executive officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or on our compensation committee.

Compensation Consultants

As a part of determining compensation for our executive officers and directors, our compensation committee engaged Aon’s Human Capital Solutions practice, or Aon, and Alpine Rewards, or Alpine, as its independent compensation consultants during 2022. Aon and Alpine provided analysis and recommendations to the compensation committee regarding cash and equity compensation for such officers and directors.

In determining to engage Aon and Alpine, the compensation committee considered each’s independence, taking into consideration relevant factors, including the absence of other services provided to our company, the amount of fees our company paid to Aon and Alpine as a percentage of its respective total revenue, Aon’s and Alpine’s policies and procedures that are designed to prevent conflicts of interest, any business or personal relationship any individual compensation advisor has with an executive officer of our company, any business or personal relationship any individual compensation advisor has with any member of the compensation committee and any stock of our company owned by Aon and Alpine or their individual compensation advisors. The compensation committee determined, based on its analysis in light of all relevant factors, including the factors listed above, that the work of Aon and Alpine and their individual compensation advisors as compensation consultants to the compensation committee has not created any conflicts of interest, and that Aon and Alpine are independent pursuant to the independence standards set forth in the Nasdaq listing standards promulgated pursuant to Section 10C-1 of the Exchange Act.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 18, 2023, information regarding beneficial ownership of our capital stock by:

•
each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;
•
each of our named executive officers;
•
each of our directors; and
•
all of our executive officers and directors as a group.

The percentage of is based on 56,675,289 shares of common stock outstanding as of April 18, 2023. This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and Schedules 13G, if any, filed with the SEC.

Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security. In addition, shares of common stock issuable upon the exercise of stock options or warrants that are currently exercisable or exercisable within 60 days of April 18, 2023 are included in the following table. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The information contained in the following table does not necessarily indicate beneficial ownership for any other purpose. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

Unless otherwise noted below, the address for each beneficial owner listed in the table below is c/o Terns Pharmaceuticals, Inc., 1065 East Hillsdale Blvd., Suite 100, Foster City, California 94404.

	Beneficial Ownership
Name of Beneficial Owner	Number of Shares Beneficially Owned (#)	Percent of Total (%)
Greater than 5% Stockholders:
Entities affiliated with OrbiMed Advisors LLC(1)	7,619,135	13.4%
Fidelity Management & Research Company LLC(2)	7,378,641	13.0%
Entities affiliated with Vivo Capital(3)	6,657,992	11.7%
Fairmount Funds Management LLC(4)	6,063,843	9.9%
VR Adviser, LLC(5)	3,707,891	6.5%
Suvretta Capital Management, LLC(6)	3,448,275	6.1%
Lilly Asia Ventures U.S.(7)	2,901,566	5.1%
Deerfield Partners, L.P.(8)	2,851,287	5.0%
Named Executive Officers and Directors:
Senthil Sundaram(9)	1,187,272	2.1%
Erin Quirk, M.D.(10)	466,143	†
Bryan Yoon, Esq.(11)	346,454	†
David Fellows(12)	76,938	†
Carl Gordon, Ph.D., C.F.A.(13)	7,669,885	13.5%
Jeffrey Kindler, Esq.(14)	76,938	†
Hongbo Lu, Ph.D.(15)	50,750	†
Jill Quigley, Esq.(16)	76,938	†
Ann Taylor, M.D.(17)	56,444	†
Radhika Tripuraneni, M.D., M.P.H.	—	—
All executive officers and directors as a group (11 persons)(*)(18)	10,316,248	17.4%

* Includes Mark Vignola, our Chief Financial Officer, who is not named in the table above.

† Represents beneficial ownership of less than one percent.

(1) Consists of (i) 4,882,854 shares of common stock held directly by OrbiMed Private Investments VII, LP, or OPI VII, (ii) 1,973,881 shares of common stock held directly by OrbiMed Asia Partners III, LP, or OrbiMed Asia, and (iii) 762,400 shares of common stock held directly by OrbiMed Genesis Master Fund, L.P., or OrbiMed Genesis. Dr. Carl L. Gordon is a member of the management committee of OrbiMed Advisors LLC, or OrbiMed Advisors, and a member of our board of directors. OrbiMed Capital GP VII LLC, or OrbiMed GP VII, is the general partner of OPI VII and OrbiMed Advisors is the managing member of OrbiMed GP VII. By virtue of such relationships, OrbiMed GP VII and OrbiMed Advisors may be deemed to have voting power and investment power over the securities held by OPI VII and as a result, may be deemed to have beneficial ownership over such securities. OrbiMed Advisors exercises voting and investment power through a management committee comprised of Dr. Gordon, Sven H. Borho, and Jonathan T. Silverstein, each of whom disclaims beneficial ownership of the shares held by OPI VII. Dr. Gordon a member of the management committee of OrbiMed Advisors III Limited, or OrbiMed Advisors III, and a member of our board of directors. OrbiMed Asia GP III, or OrbiMed Asia GP, is the general partner of OrbiMed Asia and OrbiMed Advisors III is the managing member of OrbiMed Asia GP. By virtue of such relationships, OrbiMed Asia GP and OrbiMed Advisors III may be deemed to have voting power and investment power over the securities held by OrbiMed Asia and as a result, may be deemed to have beneficial ownership over such securities. OrbiMed Advisors III exercises voting and investment power through a management committee comprised of Dr. Gordon, Sven H. Borho, Jonathan T. Silverstein, Jonathan Wang, David G. Wang, Sunny Sharma, Carter W. Nield and Samuel D. Isaly, each of whom disclaims beneficial ownership of the shares held by OrbiMed Asia. Dr. Gordon is a member of the management committee of OrbiMed Advisors LLC, or OrbiMed Advisors, and a member of our board of directors. OrbiMed Genesis is the general partner of Genesis and OrbiMed Advisors is the managing member of OrbiMed Genesis. By virtue of such relationships, OrbiMed Genesis and OrbiMed Advisors may be deemed to have voting power and investment power over the securities held by Genesis and as a result, may be deemed to have beneficial ownership over such securities. OrbiMed Advisors exercises voting and investment power through a management committee comprised of Carl L. Gordon, Sven H. Borho and W. Carter Neild, each of whom disclaims beneficial ownership of the shares held by Genesis. The address for each of the entities and individuals identified in this footnote is c/o OrbiMed Advisors, 601 Lexington Avenue 54th Floor, New York, NY 10022.

(2) Consists of 7,378,641 shares of common stock held by Fidelity Management & Research Company, or FMR LLC. The address for Fidelity Management & Research Company, is c/o Fidelity Management & Research Company, 245 Summer Street, Boston, Massachusetts 02210.

(3) Consists of (i) 2,317,780 shares of common stock held directly by Vivo Capital Fund VIII, L.P., or VCF, and (ii) 4,340,212 shares of common stock held directly by Vivo Opportunity Fund, L.P., or Vivo Opportunity Fund. Vivo Capital VIII, LLC, or Vivo LLC, is the general partner of VCF. Dr. Hongbo Lu is a Managing Partner at Vivo Capital and a member of our board of directors. The voting members of Vivo LLC are Frank Kung, Edgar Engleman and Shan Fu, none of whom has individual voting or investment power with respect to these shares and each of whom disclaims beneficial ownership of such shares. Vivo Opportunity, LLC is the general partner of Vivo Opportunity Fund. The voting members of Vivo Opportunity, LLC are Gaurav Aggarwal, Shan Fu, Frank Kung and Michael Chang none of whom has individual voting or investment power with respect to these shares and each of whom disclaims beneficial ownership of such shares. Dr. Lu does not have individual voting or investment power with respect to these shares and disclaims beneficial ownership of such shares. The address for each of the entities and individuals identified in this footnote is 505 Hamilton Avenue, Suite 207, Palo Alto, California 94301.

(4) Consists of (i) 65,932 shares of common stock held directly by Fairmount Healthcare Funds L.P., (ii) 1,974,068 shares of common stock held directly by Fairmount Healthcare Fund II L.P and (iii) 4,023,843 shares the Funds have the right to acquire through the exercise of pre-funded warrants. The pre-funded warrants are exercisable for a total of 6,410,000 shares but contain a provision which precludes exercise of the warrants to the extent that, following exercise, the reporting person, together with its attribution parties, would own more than 9.99% of the common stock outstanding. The address for Fairmount Funds Management LLC is c/o Fairmount Funds Management LLC, 200 Barr Harbor Drive, Suite 400, West Conshohocken, Pennsylvania 19428.

(5) Consists of (i) 974,805 shares of common stock held directly by Venrock Healthcare Capital Partners III, L.P., (ii) 97,516 shares of common stock held directly by VHCP Co-Investment Holdings III, LLC, and (iii) 2,635,570 shares of common stock held directly by Venrock Healthcare Capital Partners EG, L.P. The address for VR Adviser, LLC is c/o VR Adviser, LLC, 7 Bryant Park, 23rd Floor, New York, Newy York 10018.

(6) Consists of 3,448,275 shares of common stock held by Suvretta Capital Management, LLC. The address for Suvretta Capital Management, LLC, is c/o Suvretta Capital Management, LLC, 540 Madison Avenue, 7th Floor, New York, New York 10022.

(7) Consists of (i) 919,523 shares of common stock held directly by Hopewell Resources Holdings Limited, (ii) 459,762 shares of common stock held directly by Oriental Spring Venture Limited, (iii) 1,136,698 shares of common stock held directly by LAV Aqua Limited, and (iv) 385,583 shares of common stock held directly by LAV Biosciences Fund V, L.P. LAV Corporate GP, Ltd. is the general partner of LAV GP III, L.P., which is the general partner of the parent entity of Hopewell Resources Holdings Limited and Oriental Spring Venture Limited. LAV Corporate IV GP, Ltd., is the general partner of LAV GP IV, L.P., which is the general partner of the parent entity of LAV Aqua Limited. LAV Corporate V GP, Ltd., is the general partner of LAV GP V, L.P., which is the general partner of LAV Biosciences Fund V, L.P. Dr. Yi Shi is the managing partner of LAV Corporate GP, Ltd., LAV Corporate IV GP, Ltd., and LAV Corporate V, L.P. and has all voting and investment power with respect to shares beneficially held by each of Hopewell Resources Holdings Limited, Oriental Spring Venture Limited, LAV Aqua Limited and LAV Biosciences Fund V, L.P. The principal address for each of LAV Corporate GP, Ltd., LAV Corporate IV GP, Ltd., and LAV Corporate V, L.P., Hopewell Resources Holdings Limited, Oriental Spring Venture Limited, LAV Aqua Limited and LAV Biosciences Fund V, L.P. is Unit 902-904, Two ChinaChem Central, 26 Des Voeux Road Central, Hong Kong.

(8) Consists of 2,851,287 shares of common stock held directly by Deerfield Partners, L.P., or Deerfield. The address for Deerfield Partners, L.P., is c/o Deerfield Management Company, L.P., 780 Third Avenue, 37th Floor, New York, New York 10017.

(9) Consists of 1,179,613 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of April 18, 2023.

(10) Consists of 466,143 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of April 18, 2023.

(11) Consists of 338,795 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of April 18, 2023.

(12) Consists of 76,938 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of April 18, 2023.

(13) Consists of the shares described in footnote (1) above. Dr. Gordon disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein, if any, and 50,750 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of April 18, 2023.

(14) Consists of 76,938 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of April 18, 2023.

(15) Consists of 50,750 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of April 18, 2023. Does not include the shares of common stock held by Vivo Capital described in footnote (3) above. Dr. Hongbo Lu is a Managing Partner at Vivo Capital and a member of our board of directors.

(16) Consists of 76,938 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of April 18, 2023.

(17) Consists of 56,444 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of April 18, 2023.

(18) Includes (i) 7,642,112 shares held by our current directors and executive officers and (ii) 2,674,136 shares subject to options exercisable within 60 days of April 18, 2023.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers, and persons holding more than 10% of our common stock to report their initial ownership of the common stock and other equity securities and any changes in that ownership in reports that must be filed with the SEC. The SEC has designated specific deadlines for these reports, and we must identify in our Annual Report on Form 10-K those persons who did not file these reports when due.

To our knowledge, based solely upon review of the copies of such reports filed with the SEC and written representations that no other reports were required, during the fiscal year ended December 31, 2022 all Section 16(a) filing requirements applicable to our officers, directors and holders of more than ten percent of our common stock were satisfied.

ADDITIONAL INFORMATION

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Brokers with account holders who are Terns stockholders may be “householding” our proxy materials. A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.”

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, you may (1) notify your broker or (2) direct your written request to: 1065 East Hillsdale Blvd., Suite 100, Foster City, California 94404. Stockholders who currently receive multiple copies of this Proxy Statement at their address and would like to request “householding” of their communications should contact their broker. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Form 10-K, Proxy Statement, Proxy Card or Notice of Internet Availability of Proxy Materials to a stockholder at a shared address to which a single copy of the documents was delivered.

Incorporation by Reference

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act or the Exchange Act, which might incorporate future filings made by us under those statutes, the Audit Committee Report will not be incorporated by reference into any of those prior filings, nor will any such report be incorporated by reference into any future filings made by us under those statutes. In addition, information on our website, other than our proxy statement, notice and form of proxy, is not part of the proxy soliciting material and is not incorporated herein by reference.

Other Matters

As of the date of this Proxy Statement, the board of directors does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties.

If other matters are properly brought before the Annual Meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in the discretion of the proxy holder.

We have filed our Annual Report on Form 10-K for the year ended December 31, 2022 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov and our website at http://www.ternspharma.com under “Investors & Media – SEC Filings”. Upon written request by a Terns stockholder, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Annual Report on Form 10-K. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to the Corporate Secretary, 1065 East Hillsdale Blvd., Suite 100, Foster City, California 94404 or by telephone at (650) 525-5535.

By Order of the Board of Directors

/s/ Senthil Sundaram
Senthil Sundaram
Chief Executive Officer and Director

April 28, 2023

Terns Pharmaceuticals, Inc.

VOTE

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2023 Annual Meeting Proxy Card

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A Proposals – The Board of Directors recommends a vote FOR all the nominees listed in Proposal 1 and FOR Proposal 2.

1. Election of Class II Directors for a three-year term:

	For	Withhold		For	Withhold		For	Withhold
01 - David Fellows	☐	☐	02 - Jill Quigley	☐	☐	03 - Radhika Tripuraneni	☐	☐

B Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /		

3 1 B V

03RV9C

The 2023 Annual Meeting of Stockholders of Terns Pharmaceuticals, Inc. will be held on June 12, 2023 at 9:00 a.m. PT, virtually via the internet at www.meetnow.global/TERN2023.

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Terns Pharmaceuticals, Inc.

Notice of 2023 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — June 12, 2023

Senthil Sundaram and Bryan Yoon, Esq., or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Terns Pharmaceuticals, Inc. to be held on June 12, 2023 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the nominees listed in Proposal 1 and FOR Proposal 2.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.	**Comments** — Please print your comments below.